Exhibit 99.1

Reliant Bancorp, Inc. Announces $15 Million Stock Repurchase Plan

Brentwood, Tenn. – (March 10, 2020) – Reliant Bancorp, Inc. (“Reliant”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that its board of directors has authorized a stock repurchase plan pursuant to which Reliant may repurchase up to $15 million of Reliant’s outstanding common stock.

“This stock repurchase authorization highlights our confidence in Reliant’s business and our outlook for continued growth,” stated DeVan Ard, Jr., Reliant’s Chairman, President and CEO. “We believe the stock repurchase plan is a solid investment for our shareholders and provides us with the opportunity to leverage our strong financial position to improve our earnings per share.”

Shares of Reliant common stock may be repurchased from time to time at prevailing market prices, through open market or privately negotiated transactions, or otherwise, depending upon market conditions. The Reliant board of directors authorized the repurchase plan to run through December 31, 2020, unless the entire amount of shares authorized to be repurchased has been acquired before that date. Reliant intends to fund the repurchase plan with a combination of cash on hand and cash generated from ongoing operations, and the repurchased shares will be become authorized but unissued shares.

There is no guarantee as to the exact number of or value of shares that will be repurchased by Reliant, and Reliant may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the stock repurchase plan will depend on a number of factors, including Reliant’s stock price performance, ongoing capital planning considerations, general market conditions, and applicable legal requirements.

Contact:

DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2020)

About Reliant Bancorp, Inc.

Reliant Bancorp, Inc. (Nasdaq: RBNC) is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Cheatham, Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. For additional information, locations, and hours of operation, please visit www.reliantbank.com.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “anticipate,” “expect,” “may,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of similar meaning, and the negatives thereof, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including those with respect to the terms, timing, logistics and conditions of the repurchase plan, Reliant’s compliance with applicable law in connection with the administration of the repurchase plan, and Reliant’s utilization of the repurchase plan.

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Reliant Bancorp, Inc. Announces $15 Million Stock Repurchase Plan

March 10, 2020

All forward-looking statements are subject to assumptions, risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such assumptions, risks, uncertainties, and factors include, among others, (1) the risk that expected cost savings and revenue synergies from (i) the merger of Reliant and Tennessee Community Bank Holdings, Inc., the parent company for Community Bank & Trust (“TCB Holdings”) (the “TCB Holdings Transaction”), or (ii) the pending merger of Reliant and First Advantage Bancorp, the parent company for First Advantage Bank (“First Advantage”) (the “First Advantage Transaction”, and together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (2) the ability to meet expectations regarding the timing and completion of the First Advantage Transaction and the accounting and tax treatment of the Transactions, (3) the effect of the announcement, pendency, or completion of the Transactions on customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of Reliant’s common stock, (4) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of First Advantage and its subsidiaries cannot be successfully integrated with the business and operations of Reliant and its subsidiaries or that integration will be more costly or difficult than expected, (5) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement for the First Advantage Transaction, (6) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (7) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (8) the failure of any of the conditions to the closing of the First Advantage Transaction to be satisfied, or any unexpected delay in completing the First Advantage Transaction, (9) the dilution caused by Reliant’s issuance of additional shares of its common stock in the Transactions, (10) Reliant’s ability to simultaneously execute on two separate business combination transactions, (11) the risk associated with Reliant management’s attention being diverted away from the day-to-day business and operations of Reliant to the completion and integration of the Transactions, and (12) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Reliant’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Reliant believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant disclaims any obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

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